Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the quarterly report on Form 10-Q of PGT Innovations, Inc. (the “Company”) for the quarterly period ended July 2, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Kunz, as Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Kunz
John Kunz
Senior Vice President and Chief Financial Officer

Date: August 4, 2022

A signed original of this written statement required by Section 906 has been provided to PGT Innovations, Inc. and will be retained by PGT Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.